UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

ADVANCE DISPLAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42230 Zevo Drive	Temecula, California	92590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (951) 795-4446

7334 South Alton Way, Suite F, Centennial, Colorado 80112

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.	Entry into a Material Definitive Agreement.

On June 15, 2010, Advance Display Technologies, Inc. (the “Company”) entered into a License and Revenue Sharing Agreement (the “Agreement”) with Times Square Tower Associates, LLC (“Building Owner”).  Pursuant to the Agreement, the Company will exhibit its SkyNetTM flexible mesh video display screen (the “Screen”) at 7 Times Square, New York, New York for a term through June 30, 2014 (the “Term”).

Under the Agreement, the Company remains the sole owner of the Screen and is responsible for obtaining the placement of advertising on the Screen during the Term.  All advertising monies actually received by the Company or Building Owner will be shared by the Company and Building Owner in the manner described in Section 6.2 of the Agreement, which is filed with herewith as Exhibit 10.1 and incorporated herein by reference.

The foregoing summary description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Item9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	License and Revenue Sharing Agreement between the Company and Times Square Towers Associates, LLC dated June 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010	ADVANCE DISPLAY TECHNOLOGIES, INC.

	By:	/s/ James P. Martindale
James P. Martindale, Executive Vice President & COO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	License and Revenue Sharing Agreement between the Company and Times Square Towers Associates, LLC dated June 15, 2010